UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 7, 2006

(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11802 Ridge Parkway, Broomfield, Colorado 80021

(Address of principal executive offices, including Zip Code)

(720) 558-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—Entry into a Material Definitive Agreement

On August 7, 2006, McDATA Corporation, a Delaware corporation (“McDATA”), Brocade Communication Systems, Inc., a Delaware corporation (“Brocade”), and Worldcup Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Brocade (“Merger Sub”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) providing for a business combination whereby Merger Sub will merge with and into McDATA (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and McDATA will continue as the surviving corporation of the Merger and a wholly-owned subsidiary of Brocade.

At the effective time of the Merger (the “Effective Time”), each share of McDATA Class A common stock and Class B common stock (other than shares owned by McDATA or Brocade) will be converted into the right to receive 0.75 shares of Brocade common stock (the “Exchange Ratio”). Each outstanding McDATA stock option, restricted stock unit and share of restricted stock (whether vested or unvested) will be assumed by Brocade and will be converted into Brocade common stock or the right to receive Brocade common stock, as the case may be, based upon the Exchange Ratio.

The issuance of Brocade common stock in the Merger is subject to the approval of Brocade’s stockholders and the adoption of the Merger Agreement is subject to the approval of the McDATA’s stockholders. In addition, the Merger is subject to the expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) and certain foreign antitrust laws, the SEC declaring effective the registration statement covering the shares of Brocade common stock to be issued in the Merger and certain other customary closing conditions.

Each of McDATA and Brocade have agreed not to, among other things, (i) solicit, initiate or encourage alternative acquisition proposals, or (ii) subject to certain exceptions, participate in discussions regarding, or recommend, approve or endorse, any alternative acquisition proposals.

The Merger Agreement contains certain termination rights in favor of each of McDATA and Brocade, and further provides that, upon termination of the Merger Agreement under certain circumstances, Brocade may be obligated to pay McDATA and McDATA may be obligated to pay Brocade, as the case may be, a termination fee of $22,000,000. In addition, if the Merger Agreement is terminated under certain other circumstances described in the merger agreement as a result of not receiving approval under the HSR Act or other applicable antitrust laws, Brocade will be obligated to pay McDATA a termination fee of $60,000,000.

The parties currently expect the Merger to close as soon as Brocade’s first fiscal quarter of 2007, although there can be no assurances that the Merger will close in that time period, or at all.

At the Effective Time, two members of McDATA’s board of directors will become directors of Brocade. John Kelley, McDATA’s Chief Executive Officer, is also expected to serve as an advisor to Brocade commencing at the Effective Time.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement is attached hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any information about the condition (financial or otherwise) of the parties thereto. The Merger Agreement contains representations and warranties made by the parties thereto solely for the benefit of each other, and such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties for information about the parties to the Merger Agreement.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Brocade plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Brocade and McDATA plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Brocade, McDATA, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Brocade and McData through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Brocade by contacting Investor Relations at (408) 333-5767 or investor-relations@brocade.com or from McDATA by contacting Investor Relations (408) 567-5815 or investor_relations@mcdata.com.

Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Brocade and McDATA in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Brocade’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about February 24, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from Brocade by contacting Brocade at Investor Relations at (408) 333-5767 or investor-relations@brocade.com.

McDATA and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Brocade and McDATA in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in McDATA’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about June 9, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov and from McDATA by contacting McDATA at Investor Relations (408) 567-5815 or investor_relations@mcdata.com.

Amendment to Rights Agreement

In connection with the Merger, McDATA also entered into a First Amendment of Rights Agreement with The Bank of New York, as Rights Agent (the “Amendment”). Pursuant to the Amendment, Brocade and its subsidiaries in connection with the transactions contemplated by the Merger Agreement referred to above, are excluded from the provisions that would otherwise be triggered as a result of such transactions under the Rights Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 3.03—Material Modifications to Rights of Security Holders

The information provided in Item 1.01 under “Amendment to Rights Agreement” is hereby incorporated by reference into this Item 3.03.

ITEM 7.01—Regulation FD Disclosure

A copy of the joint press release issued by McDATA and Brocade on August 8, 2006 regarding the Merger Agreement is attached as Exhibit 99.2 hereto. A copy of the slides used in connection with an August 8, 2006 call with analysts regarding the Merger Agreement is attached as Exhibit 99.3 hereto.

The information in this Item 7.01 and Exhibits 99.2, 99.3 and 99.4 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 9.01—Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Reorganization dated August 7, 2006 by and among McDATA Corporation, Brocade Communication Systems, Inc. and Worldcup Merger Corporation.*

99.1	First Amendment of Rights Agreement dated as of August 7, 2006 by and between McDATA Corporation and The Bank of New York.

99.2	Joint Press Release dated August 8, 2006 (furnished).

99.3	Slides for August 8, 2006 Analyst Call (furnished).

*	A list of the schedules and exhibits to the Merger Agreement is provided with the Merger Agreement immediately following the signature page thereto. McDATA agrees to furnish supplementally to the SEC upon request a copy of any such schedules or exhibits not filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA CORPORATION

By:	/S/ THOMAS O. MCGIMPSEY
Thomas O. McGimpsey
Executive Vice President and Chief Legal Officer

Dated: August 7, 2006